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                                                                 EXHIBIT 3(A)(2)

                                 CERTIFICATE OF
                          OWNERSHIP AND MERGER MERGING
                             TENNECO TURKIYE, INC.
                                 INTO AND WITH
                         TENNESSEE GAS PIPELINE COMPANY

  TENNESSEE GAS PIPELINE COMPANY, a corporation organized and existing under and virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

  FIRST: That it is the owner of all the issued and outstanding stock of TENNECO TURKIYE, INC., a Delaware corporation, incorporated on August 20, 1973.

  SECOND: That, in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of TENNESSEE GAS PIPELINE COMPANY, by written consent, adopted the following resolutions to merge TENNECO TURKIYE, INC. into and with TENNESSEE GAS PIPELINE
COMPANY:

    RESOLVED, that the Company merge into itself and it hereby does merge into itself its wholly-owned subsidiary Tenneco Turkiye, Inc. and assume all of said corporation's liabilities and obligations; and it is further

    RESOLVED, that the proper officers of the Company be, and they hereby are, authorized, empowered and directed to execute, under the corporate seal of the Company, a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge said Tenneco Turkiye, Inc. into the Company, pursuant to which the Company will assume all of the liabilities and obligations of the said Tenneco Turkiye, Inc., and to cause the same to be filed, in the manner provided by law, and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be in anywise necessary or proper to effect said merger.

  IN WITNESS WHEREOF, said TENNESSEE GAS PIPELINE COMPANY has caused its corporate seal to be hereunto affixed and this Certificate to be signed by E.J. Milan, its Vice President, and James D. Gaughan, its Assistant Secretary, as of February 2, 1993.

                                          TENNESSEE GAS PIPELINE COMPANY

                                          BY:   /s/E.J. Milan
                                              ---------------------------------
                                                E.J. Milan, Vice President
ATTEST

     /s/ James D. Gaughan
- -------------------------------------
          James D. Gaughan
         Assistant Secretary